Exhibit 99.2

For further information, contact
Jack B. Lay
Senior Executive Vice President
and Chief Financial Officer
(636) 736-7000

FOR IMMEDIATE RELEASE

RGA SHAREHOLDERS APPROVE SPECIAL MEETING PROPOSALS

IN CONNECTION WITH PROPOSED RECAPITALIZATION, SPLIT-OFF

ST. LOUIS, September 5, 2008 – Reinsurance Group of America, Incorporated (NYSE: RGA) announced that, at a special meeting of shareholders held today, shareholders approved all proposals, including:

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The recapitalization and distribution agreement with MetLife, Inc. and the transactions contemplated thereby, including the recapitalization of RGA and the amendment and restatement of its articles of incorporation;

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The governance proposals related to RGA’s proposed amended and restated articles of incorporation, including the class B significant holder voting limitation, the acquisition restrictions, and the potential conversion of class B common stock (which would be subject to approval by RGA’s board of directors and shareholders); and

•

Ratification of an amended and restated Section 382 shareholder rights plan, designed to preserve shareholder value and the value of certain tax assets primarily associated with tax net operating loss carry-forwards.

The completion of the recapitalization (including the proposals approved at the special meeting of RGA shareholders) and the pending exchange offer being conducted by MetLife, Inc. are subject to certain conditions set out in the exchange offer prospectus dated August 11, 2008 referred to below. Regulatory and other governmental approvals required for the transactions have already been obtained (except with respect to any Hart-Scott-Rodino filings that could be required with respect to certain tendering MetLife stockholders). The recapitalization and exchange offer are expected to close in mid-September.

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About RGA

RGA, through its various operating subsidiaries, is among the largest global providers of life reinsurance. RGA has subsidiary companies or offices in Australia, Barbados, Bermuda, Canada, China, France, Germany, Hong Kong, India, Ireland, Italy, Japan, Mexico, Poland, South Africa, South Korea, Spain, Taiwan, the United Kingdom and the United States. Worldwide, the company has approximately $2.2 trillion of life reinsurance in force, and assets of $22.4 billion. MetLife, Inc. is currently the beneficial owner of approximately 52 percent of RGA's outstanding shares.

Additional Information

In connection with the exchange offer, RGA has filed with the U.S. Securities and Exchange Commission a registration statement on Form S-4 (No. 333-152828), as amended, that includes an exchange offer prospectus dated August 11, 2008, and MetLife has filed with the U.S. Securities and Exchange Commission a tender offer statement on Schedule TO that includes such exchange offer prospectus and related transmittal materials. The exchange offer prospectus and transmittal materials contain important information about the exchange offer and related matters, and have been mailed to MetLife’s stockholders. This document is not an offer to sell the securities referenced in the exchange offer prospectus and it is not soliciting an offer to buy the securities referenced in the exchange offer prospectus in any state where the offer is not permitted. Such an offer may be made solely by a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. The distribution of this communication may, in some countries, be restricted by law or regulation. Accordingly, persons who come into possession of this document should inform themselves of and observe these restrictions.

Investors and security holders are urged to read the exchange offer prospectus and any other related documents filed with the SEC, when they become available and before making any investment decision. None of MetLife, RGA or any of their respective directors or officers or the dealer managers appointed with respect to the exchange offer makes any recommendation as to whether you should participate in the exchange offer.

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You will be able to obtain a free copy of the exchange offer prospectus and other related documents filed with the SEC by MetLife and RGA at the SEC’s web site at www.sec.gov. Free copies of RGA’s filings also may be obtained by directing a request to RGA, Investor Relations, by phone to (636) 736-7243, in writing to Mr. John Hayden, Vice President-Investor Relations, Reinsurance Group of America, Incorporated, 1370 Timberlake Manor Parkway, Chesterfield, Missouri, 63017, or by email to investrelations@rgare.com. Free copies of MetLife’s filings may be obtained by directing a request to MetLife, Investor Relations, by phone to (212) 578-2211, in writing to MetLife, Inc., 1 MetLife Plaza, Long Island City, NY 11101, or by email to metir@metlife.com. Those documents may also be obtained from D.F. King & Co., Inc., which has been retained by MetLife as the information agent for the transaction. To obtain copies of the exchange offer prospectus and related documentation, or if you have questions about the terms of the exchange offer or how to participate, you may contact the information agent at (212) 269-5550 (banks and brokers only) (collect) or (800) 825-0898 (toll free).

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